Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

DANIMER SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”)	457(a)	70,134,322		$3.3334		$233,785,749		$147.60 per $1,000,000	$34,507
Fees Previously Paid	N/A	Common Stock	457(o)		(1)		(1)	$350,000,000	(1)	$147.60 per $1,000,000	$51,660	(1)
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A			N/A
		Total Offering Amounts						$233,785,749		$147.60 per $1,000,000	$34,507
		Total Fees Previously Paid									$51,660	(1)(2)
		Total Fee Offsets									—
		Net Fee Due									$0	(1)(2)

(1)	The registrant filed a Form S-3 Registration Statement (No. 333-279371) (the “Registration Statement”), filed on May 13, 2024 and declared effective on June 5, 2024, which registered the offer and sale of an indeterminate number of certain securities, including of the types listed above (collectively, the “Shelf Securities”), having an aggregate initial maximum offering price for the Shelf Securities not to exceed $350,000,000. In connection with the filing of the Registration Statement, the registrant paid a filing fee of $51,660 with respect to the Shelf Securities calculated in accordance with Rule 457(o) of the Securities Act.

(2)	At the time of the filing of the prospectus supplement to which this exhibit is attached (the “Prospectus Supplement”), the registrant has $51,660 in unused filing fees associated with the Registration Statement. The filing fee to be paid pursuant to the Prospectus Supplement is $34,507. Pursuant to Rule 457(a) and Rule 457(b) under the Securities Act of 1933, as amended, the filing fee of $51,660 paid with respect to the Shelf Securities at the time of the filing of the Registration Statement will be applied to the $34,507 filing fee payable for the securities registered pursuant to the Prospectus Supplement, and therefore the net fee due in connection with the filing of the Prospectus Supplement is $0.